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                                                                    Exhibit D(4)

                                     Form of
             Amendment No. 9 to the Investment Management Agreement
  Between John Hancock Variable Series Trust I and John Hancock Life Insurance
                                     Company

Reference is made to that certain Investment Management Agreement dated as of March 14, 1996 and, as amended, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company, as amended (the "Agreement").

The parties agree to amend and restate Section 5 of the Agreement to read as follows:

     5. INVESTMENT ADVISORY FEE AND EXPENSE LIMITATION.

          For all of the services rendered, facilities furnished and expenses paid or assumed as herein provided, the Series shall pay to JHLICO a fee, which fee shall, with respect to each Portfolio ("Fund"), be at the effective rate of:

     (a)  For the Small Cap Growth Fund (formerly "Small Cap Growth Portfolio"):
          ----------------------------------------------------------------------
          (i) 1.05% on an annual basis on the first $100,000,000 of the Current Net Assets of such Fund; and
          (ii) 1.00% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $100,000,000.

     (b)  For the Earnings Growth Fund (formerly "Multi Cap Growth Fund" and
          ------------------------------------------------------------------
          "Mid Cap Growth Portfolio"):
          ----------------------------
          (i) 1.00% on an annual basis on the first $100,000,000 of the Current Net Assets of such Fund; and
          (ii) 0.90% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $100,000,000.

     (c)  For the Small Cap Emerging Growth Fund (formerly "Small Cap Equity
          ------------------------------------------------------------------
          Fund" and "Small Cap Value Portfolio"):
          ---------------------------------------
          (i) 1.05% on an annual basis on the first $100,000,000 of the Current Net Assets of such Fund; and
          (ii) 1.00% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $100,000,000.

     (d)  RESERVED

     (e)  For the Overseas Equity Fund (formerly "Global Balanced Fund" and
          -----------------------------------------------------------------
          "International Balanced Portfolio"):
          ------------------------------------
          (i) 1.30% on an annual basis on the first $20,000,000 of the Current Net Assets of such Fund;
          (ii) 1.15% on an annual basis on the next $30,000,000 of the Current Net Assets of such Fund; and

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          (iii) 1.05% on an annual basis of that portion of the Current Net
                Assets of such Fund in excess of $50,000,000.

     5. INVESTMENT ADVISORY FEE AND EXPENSE LIMITATION - continued.

     (f)  For the Overseas Equity B Fund (formerly "International Opportunities
          ---------------------------------------------------------------------
          Portfolio"):
          ------------
          (i) 1.30% on an annual basis on the first $20,000,000 of the Current Net Assets of such Fund;
          (ii) 1.15% on an annual basis on the next $30,000,000 of the Current Net Assets of such Fund; and
          (iii) 1.05% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $50,000,000.

     (g)  For the Large Cap Value B Fund (formerly "Large Cap Value Portfolio"):
          ----------------------------------------------------------------------
          (i)   0.75% on an annual basis on the Current Net Assets of such Fund.

     (h)  For the Global Bond Fund (formerly "Strategic Bond Portfolio"):
          ---------------------------------------------------------------
          (i) 0.85% on an annual basis on the first $150,000,000 of the Current Net Assets of such Fund;
          (ii) 0.80% on an annual basis on the next $150,000,000 of the Current Net Assets of such Fund;
          (iii) 0.75% on an annual basis on the next $200,000,000 of the Current Net Assets of such Fund; and
          (iv) 0.70% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $500,000,000.

     (i)  For the Equity Index Fund (formerly "Equity Index Portfolio"):
          --------------------------------------------------------------
          (i) 0.15% on an annual basis on the first $75,000,000 of the Current Net Assets of such Fund;
          (ii) 0.14% on an annual basis on the next $50,000,000 of the Current Net Assets of such Fund; and
          (iii) 0.13% on an annual basis of that portion of the Current Net Assets of such Fund in excess of $125,000,000.

     The fee shall be accrued daily and payable monthly as soon as possible after the last day of each calendar month.

     In the case of termination of this Agreement with respect to any Fund during any calendar month, the amount of the fee accrued to the date of termination shall be paid.

     "Current Net Assets" of any Fund for purposes of computing the amount of advisory fee accrued for any day shall mean that Fund's net assets for the most recent preceding day for which that Fund's net assets were computed.

     5. INVESTMENT ADVISORY FEE AND EXPENSE LIMITATION - continued.

     For any fiscal year in which the normal operating costs and expenses of any Fund of the Series, exclusive of the investment advisory fee, interest, brokerage commissions, taxes and extraordinary expenses outside the control of JHLICO exceed 0.10% of that Fund's

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     average daily net assets, JHLICO will reimburse that Fund promptly after the end of the fiscal year in an amount equal to such excess. In the event of termination of this Agreement as of a date other than the last day of Series' fiscal year, JHLICO shall pay any Fund of Series the amount by which such expenses incurred by that Fund prior to the date of termination exceeds a pro rata portion of the expense limitation. Effective June 1, 2003, any fees pursuant to a plan adopted by the Trust under Rule 12b-1 ("Rule 12b-1 fees") under the 1940 Act that are chargeable to any class of a Fund's (Portfolio's) shares shall be excluded from the expenses that are reimbursable pursuant to this paragraph.

     Notwithstanding anything stated above to the contrary, JHLICO shall have no obligation hereunder to reimburse any of the following Funds on and after May 1, 2004 for any normal operating costs and expenses directly incurred by, or allocated to, that Fund: Overseas Equity Fund, Overseas Equity B Fund, and Global Bond Fund.

3. All other terms and provisions of the Agreement, as previously amended, shall remain unchanged and in full force and effect, including but not limited to, replacement of the phrase "John Hancock Mutual Life Insurance Company" with the phrase "John Hancock Life Insurance Company" and replacement of the phrase "JHMLICO" with the phrase "JHLICO" wherever shown in the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect as of May 1, 2004.

ATTEST:                                   JOHN HANCOCK VARIABLE SERIES TRUST I


                                          By:
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                                          Title:
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ATTEST:                                   JOHN HANCOCK LIFE INSURANCE COMPANY


                                          By:
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                                          Title:
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